UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/08/2009

Stream Global Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33739

Delaware	26-0420454
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

20 William Street, Suite 310
Wellesley, MA 02481
(Address of principal executive offices, including zip code)

(781) 304-1800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2009, the Compensation Committee of the Board of Directors of Stream Global Services, Inc. ("Stream") approved Stream's 2009 executive sales commission plan (the "Plan") for Robert Dechant, Stream's Senior Vice President, Global Sales and Marketing. For the year ending December 31, 2009, Mr. Dechant is eligible under the Plan to earn total cash commissions equal to 40% of his base salary, plus additional commissions for revenue over-achievement as described below. Mr. Dechant's commissions are based 75% on Stream's achievement of its quarterly and annual revenue goals and 25% on Stream's achievement of its quarterly and annual gross margin percentage goals, each as set forth in Stream's annual budget for the year ending December 31, 2009 approved by Stream's Board of Directors. Commissions are payable quarterly as follows:

- Mr. Dechant is not eligible for any commission based on Stream's revenue for a particular quarter or the year unless Stream achieves at least 90% of its budgeted revenue for that quarter or the year. If Stream achieves between 90% and 100% of its budgeted revenue for a quarter or the year, then Mr. Dechant is eligible to receive between 40% and 120% of the revenue component of his target commission for that quarter or the year.

- Mr. Dechant is not eligible for any commission based on Stream's gross margin percentage for a particular quarter or the year unless Stream achieves at least 97.5% of its budgeted gross margin percentage for that quarter or the year. If Stream achieves between 97.5% and 100% of its budgeted revenue for a quarter or the year, then Mr. Dechant is eligible to receive between 50% and 100% of the gross margin percentage component of his target commission for that quarter or the year.

- If (1) Stream's actual revenue for the year ending December 31, 2009 is $10 million or more than its budgeted revenue for the full year 2009 and (2) Stream achieves at least 100% of its budgeted gross margin percentage for the year, then Mr. Dechant is eligible to receive additional commissions above his target commission. These additional commissions are based on the amount by which Stream's actual revenue for the year exceeds its budgeted revenue, starting at $50,000 of additional commission for the first $10 million of revenue over-achievement, $100,000 of additional commission for the first $15 million of revenue over-achievement, and increasing by $100,000 increments of commission for each additional full $5 million of revenue over-achievement over $15 million of revenue over-achievement.

The above desription of the material terms of the Plan is qualified in its entirety by the complete text of the Plan, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

See the Exhibit Index attached to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stream Global Services, Inc.

Date: May 08, 2009	By:	/s/ R. Scott Murray
R. Scott Murray
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
EX-10.1	Stream's 2009 Executive Sales Commission Plan